EXHIBIT 10.3

SETTLEMENT AGREEMENT AND GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (“Agreement”) is entered into by and between Shearson Foundation, European American Investments, October Funds, Cohiba Partners, Strong Partners and Rancho Malibu (“Investors”) and Who’s Your Daddy, Inc. (“WYD”), a Nevada corporation and is effective as of November 13, 2007.

R E C I T A L S

WHEREAS, the Investors have made cash payments to, or on behalf of, WYD totaling $1,242,877 through the date of this agreement and intend to make an additional $95,000 in cash payments to WYD prior to May 1, 2008;

WHEREAS, WYD has not been able to close on a financing or otherwise obtain cash to repay these advances;

WHEREAS, the parties and their attorneys, if so chosen, have had a sufficient opportunity to evaluate the merits of their respective positions; and

WHEREAS, in order to avoid the time, expense and uncertainty of litigation in this matter, the parties have agreed on November 13, 2007 to settle their differences on the terms and in the manner set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the adequacy of which is acknowledged by the parties hereto, and intending to be legally bound, the parties agree as follows:

S E T T L E M E N T

1.    Settlement Terms.

a.         WYD shall issue to the Investors 1,460,354 (One Million Four Hundred Sixty Thousand and Three Hundred and Fifty Four) shares of Common Stock (the “Settlement Shares”).  WYD and the Investors agree that the first 83,333 of these shares are being issued under an option agreement dated June 22, 2007 at a value of $3.00 per share and the remaining 1,377,021 shares are being issued at $0.79 per share, which is average closing price for  WYD’s common stock for thirty days prior to the date of this Agreement.

b.   Certificates for the Settlement Shares shall be delivered no later than December 31, 2007.

c.   In return, the Investors shall consider the issuance to them of these Settlement Shares as full payment for any and all cash advances and financing transactions made to the Company through the date of this Agreement.

d.   The Investors agree to advance WYD $95,000 prior to May 1, 2008 in exchange for 120,259 shares issued and included in the 1,460,354 shares set forth in a. above.  In the event that any portion of this $95,000 has not been paid to WYD by that date, the Investors agree that a pro rata number of shares equivalent to the difference between cash paid to WYD and $95,000 shall be cancelled at a rate of 1.27 shares for each dollar that the advances made by the Investors is less than $95,000.

2.    General Release by the Parties of All Known and Unknown Claims.

The parties hereto do hereby jointly and severally irrevocably and unconditionally release and forever discharge each other, their agents, directors, officers, employees, business partners, representatives, attorneys, insurers, affiliates/subsidiaries, parent corporations, sister corporations, (and agents, directors, officers, employees, representatives, attorneys of such affiliates/subsidiaries parent corporations, sister corporations), and their predecessors, successors, heirs, executors, administrators, and assigns, and all persons and entities acting by, through, under or in concert with any of them (hereinafter collectively the "Releasees"), or any of them, from any of all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, in law or equity, known or unknown, suspected or unsuspected, which either party ever had, now has, or may now have against each other by reason of any act, event, or omission concerning any matter or thing, including, without limiting the generality of the foregoing, any matters claimed or alleged relating to the account of Who’s Your Daddy, Inc., or which could have been raised relating to the same, or which may be based upon or connected with the same.  Notwithstanding anything herein set forth to the contrary, no provision of this Agreement shall constitute or be construed as a release or discharge of any obligations, claims or causes of action hereafter arising out of the breach of any of the terms, provisions or conditions of this Agreement. Notwithstanding the above, this General Release shall have no force or effect should the Settlement Amount not clear or should Plaintiff be required, for any reason, to repay the Settlement Amount.

3.    Waiver of Civil Code Section 1542.

Each of the Parties to this Agreement warrants and represents that it is their intention in executing this Agreement that it shall be effective as a bar to each and every claim, demand, suit, action, cause of action and debt hereinabove specified; and in furtherance of this intention, they each HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHTS AND BENEFITS CONFERRED UPON THEM BY THE PROVISIONS OF SECTION 1542 OF THE CIVIL CODE OF CALIFORNIA WHICH PROVIDES AS FOLLOWS:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Notwithstanding Section 1542 of the Civil Code of California, each of the parties to the Agreement expressly agrees that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including as well, those relating to unknown and unspecified claims, demands, suits, actions, causes of action and debts, if any, and those relating to any other claims, demands, suits, actions, causes of action and debts hereinabove specified.

4.    No Assignment/No Actions Filed.

The parties each represent and warrant that they have made no assignment, and will make no assignment, of any claim, chose in action, right of action, or any right of any kind whatsoever, embodied in any of the claims and allegations which are being released, and that no other person or entity of any kind had or has any interest in any of the demands, obligations, actions, causes of actions, debts, liabilities, rights, contracts, damages, attorneys' fees, costs, expenses, losses, or claims referred to herein.

5.    Assumption of Risk of Different Facts.

The parties acknowledge that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the claims, demands, causes of action, obligations, damages, and liabilities of any nature whatsoever that are the subject of this Agreement, and the parties expressly agree to assume the risk of the possible discovery of additional or different facts, and agree that this Agreement shall be and remain effective in all respects regardless of such additional or different facts.

6.    Governing Law.

This Agreement and its terms and provisions shall be interpreted, enforced and governed by and under the laws of the State of California.

7.    Severability.

If any portion of this Agreement shall be held invalid or inoperative, insofar as reasonable and possible, the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative, and the parties authorize any modifications necessary to these provisions held invalid or inoperative so the parties' intent may be carried out.

8.    Entire Agreement/Modification.

This Agreement supersedes any and all agreements, either oral or written, between the parties hereto and contains all of the covenants and agreements between the parties.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.  Any modification of this Agreement will be effective only if it is in writing signed by both Parties.

9.    Further Assurances.

The parties hereto hereby agree to execute such other documents and to take such other action as may be reasonably necessary to further the purposes of the Agreement.

10.  No Waiver.

No breach of any provision hereof can be waived unless in writing.  Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

11.  Authority to Execute Agreement.

The parties represent and warrant that each of them is fully competent and authorized to execute this Agreement by their signatures hereto.

12. Captions and Interpretations.

Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference only, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.  This Agreement is to be interpreted without regard to the draftsman.  The terms and intent of this Agreement, with respect to the rights and obligations of the parties, shall be interpreted and construed on the express assumption that each party participated equally in its drafting.

13.  Counterparts.

This Agreement may be executed in counterparts by facsimile, with original signatures to follow, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

14.  Choice of Law.

This Agreement will be governed by the laws of the State of California.

Executed on the dates set forth below:

Dated: November 13, 2007	Shearson Foundation

By: ___________________________________
Printed Name:___________________________
Its: ___________________________________

Dated: November 13, 2007	European American Investments

By: ___________________________________
Printed Name:___________________________
Its: ___________________________________

Dated: November 13, 2007	October Funds

By: ___________________________________
Printed Name:___________________________
Its: ___________________________________

Dated: November 13, 2007	Cohiba Partners

By: ___________________________________
Printed Name:___________________________
Its: ___________________________________

Dated: November 13, 2007	Strong Partners

By: ___________________________________
Printed Name:___________________________
Its: ___________________________________

Dated: November 13, 2007	Rancho Malibu

By: ___________________________________
Printed Name:___________________________
Its: ___________________________________

Dated: November 13, 2007	Who’s Your Daddy, Inc.

By: ___________________________________
Printed Name:___________________________
Its: ___________________________________